CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2022, relating to the financial statements and financial highlights of MainGate Trust comprising MainGate MLP Fund for the year ended November 30, 2021, and to the references to our firm under the heading “Financial Highlights” in the Prospectus.

/s/Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
March 29, 2022